UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010 (December 2, 2010)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 2, 2010, Owens & Minor, Inc. (the “Company”) issued a press release announcing its financial outlook for 2011, which press release is furnished herein. In addition, the Company is furnishing the accompanying supplemental financial information, which reflects certain reclassifications to conform the Company’s historical consolidated statements of income to the future presentation of results. The revised presentation includes quarterly information from January 1, 2008 through September 30, 2010, and annual information from 2007 through 2009.

The Company has historically allocated to cost of goods sold amounts for supply chain management services marketed under OMSolutionsSM. In order to provide consistent presentation across the Company’s service lines, the Company has reclassified these amounts from cost of goods sold to selling, general and administrative expenses (“SG&A”). The amounts reclassified from cost of goods sold to SG&A represent a quarterly range of $5.2 to $7.3 million since the first quarter of 2008.

The reclassifications made by the Company had no impact on previously reported revenues, operating earnings, shareholders’ equity, or cash flows from operations.

The Company is furnishing the accompanying press release and supplemental financial information as Exhibit 99.1 and 99.2 pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release Announcing Financial Outlook for 2011 (furnished pursuant to Item 7.01)

99.2	Supplemental Financial Information (furnished pursuant to Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: December 2, 2010	By:	/s/ D. Andrew Edwards
	Name:	D. Andrew Edwards
	Title:	Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Financial Outlook for 2011 (furnished pursuant to Item 7.01)

99.2	Supplemental Financial Information (furnished pursuant to Item 7.01)